                                                                   EXHIBIT 10.32

                                                           January 1, 1998


                          IKON OFFICE SOLUTIONS, INC.

                        1994 DEFERRED COMPENSATION PLAN

THE PLAN

     IKON Office Solutions, Inc. ("IKON") (formerly known as Alco Standard Corporation) is offering to certain employees of its divisions and subsidiaries ("Employer(s)") the opportunity to participate in the IKON Office Solutions, Inc. 1994 Deferred Compensation Plan (the "Plan"), pursuant to which participants may defer a portion of their compensation and receive certain benefits upon retirement or other termination of employment. The Plan initially became effective for certain employees on May 1, 1994. It was amended and restated as of January 1, 1995 and as of July 1, 1995. It was further amended, effective January 1, 1997, and restated effective January 1, 1998, for all current and new participants.

     The full text of the amended and restated Plan is set forth beginning on page 10 of this document. This document sets forth information about the Plan, but should be read in conjunction with the text of the Plan itself.

     IKON's principal office is located at 70 Valley Stream Parkway, Malvern, Pennsylvania 19355. Its telephone number is (610) 296-8000. IKON's federal tax identification number is 23-0334400.

ELIGIBILITY

     You are eligible to participate in the Plan if you are:

       --A full-time employee of IKON or an Employer;

       --A "highly compensated" employee (employees who had, or who reasonably expect to have, compensation from IKON or an Employer in excess of $110,000 in the calendar year immediately preceding the date on which they begin to participate in the Plan will be considered "highly compensated" for purposes of the Plan) or a "Partner" or have been selected for participation by the Chief Executive Officer or Chief Financial Officer of IKON; and

       --A U.S. taxpayer.

ELECTION TO PARTICIPATE

     Participation in the Plan is voluntary. If you do not already participate in the Plan, you may begin participation as of January 1, 1998 (or the beginning of any subsequent calendar year) by signing an agreement ("Participation Agreement") which expresses your commitment to participate in the Plan for five years (or until your employment terminates, if earlier) and sets forth your deferral election for the first year. You may also be required to sign any other forms required by the Plan Administrator.

DEFERRALS

     In your Participation Agreement, you may elect to defer receipt of a portion of your salary and/or annual bonus. If you elect to defer receipt of a portion of your annual bonus, you may specify either a dollar amount or a percentage to be deferred. The amount of your salary deferrals must be at least $3,000 and the aggregate amount of your deferrals from your salary and annual bonus may not exceed $100,000 for each of the five plan years. The amounts you defer may vary from year to year, subject to these minimum and maximum limits, and you will be given the opportunity, before the beginning of each year, to change the amount of your deferrals. A participant who does not elect a
                                      ----------------------------------
specific amount for any year will be deemed to have elected to defer $3,000 of
------------------------------------------------------------------------------
salary for such year.  If you terminate employment during the deferral period,
--------------------
your deferral of income will immediately cease.

     The amounts you elect to defer will generally be deducted from your salary through payroll deduction in substantially equal installments during each deferral period and from your annual bonus in a lump sum.

INVESTMENT ACCOUNTS

     Amounts that you defer under the Plan will be credited to an account established by IKON in your name. Your account will be "indexed," or credited with earnings based on the performance of various investment index alternatives selected by you. In other words, IKON will measure the performance of these funds, and will credit your account accordingly. IKON may, but is not obligated to, use participant deferrals to invest in the investment funds described below. You will at all times remain a general unsecured creditor of IKON.

     You may allocate your account balance among one or more of the following alternatives (or such other alternatives as IKON may designate from time to time), in any combination of whole percentages adding up to 100%:


LARGE CAP VALUE
---------------

1. VALUE EQUITY (NB) ALTERNATIVE - Seeks to provide above-average long-term total return relative to the broad equity market and other value-oriented funds. Common stocks are selected via a combination of systematic valuation processes and individual security analysis. This

Alternative's objective is to identify equity issues that are inexpensively priced based upon measures such as price/earnings, price/book or price/cash flow. (Adviser: Neuberger & Berman)

2. VALUE EQUITY (MS) ALTERNATIVE - Common stocks are selected through quantitative analysis. Screens rank stocks based upon price/earnings ratios with least expensive issues determining portfolio holdings. (This Alternative is new to IKON as of 1/1/98. Adviser: Morgan Stanley)

LARGE CAP GROWTH
----------------

3. GROWTH ALTERNATIVE - Seeks capital growth through investment in common stocks of financially sound companies believed to have above average earnings or otherwise provide above average potential for capital appreciation. Stocks with greater than average market growth but undervalued by the market are candidates for purchase. (Adviser: Neuberger & Berman)

4. S&P 500 ALTERNATIVE (previously labeled Quality Equity Portfolio Alternative) - Seeks a return consistent with the Standard & Poor 500. Portfolio duplicates the holdings and sector weights of the S&P 500 Index. (This Alternative is new to IKON as of 1/1/98. Adviser: Fidelity Group)

5. CAPITAL APPRECIATION ALTERNATIVE - Seeks long-term capital appreciation by investing in equity securities of companies generally with a market capitalization in excess of $1 billion that demonstrate above average growth in unit volume. (Adviser: The Alger Group)

MID-CAP GROWTH
--------------

6. MID-CAP GROWTH ALTERNATIVE - Seeks, primarily through capital appreciation, an above average long-term rate of return relative to broad market indices and similar mid-cap funds. Positive revisions to earnings estimates are the key factor in identifying possible holdings. (Adviser: Morgan Stanley as of 1/1/98)

SMALL CAP GROWTH
----------------

7. SMALL-CAP ALTERNATIVE (previously labeled Equity Growth Portfolio Alternative) - Seeks long-term capital growth through investment in small, growth companies. This Alternative's objective is to identify companies with the potential to expand market share in rapidly growing industries. (Adviser:
Bankers Trust as of 1/1/98)

INTERNATIONAL EQUITY
--------------------

8. GLOBAL EQUITY ALTERNATIVE - Seeks an attractive long-term rate of return principally through equity securities of companies listed on U.S. and international stock exchanges. Primary criteria for stock selection is an inexpensive valuation based on price/earnings, price/book or price/cash flow ratios. (This Alternative is new to IKON as of 1/1/98. Adviser: Morgan Stanley)

9. INTERNATIONAL EQUITY ALTERNATIVE - Seeks long-term capital appreciation primarily from non-U.S. equities and other securities with characteristics similar to equities. This Alternative's investment approach is to identify countries or regions with attractive growth prospects. Once identified, equities with the potential to benefit from such trends are considered for purchase. (Adviser: Bankers Trust as of 1/1/98)

10. EMERGING MARKET ALTERNATIVE - Seeks long-term capital appreciation in markets other than the U.S., Canada, Japan, Australia, New Zealand and Western Europe through aggressive positions in countries with the potential for rapid growth. (This Alternative is new to IKON as of 1/1/98. Adviser: Morgan Stanley)

BALANCED FUND
-------------

11. ASSET MANAGER ALTERNATIVE (previously labeled Balanced Portfolio Alternative) - Seeks to provide high total return with reduced risk through long-term asset allocation in larger companies. Manager uses a broad range of global investment alternatives while maintaining an overall asset mix approximating 50% equities, 40% fixed income and 10% cash. (Adviser: Fidelity Group as of 1/1/98)

BONDS
-----

12. LIMITED MATURITY BOND ALTERNATIVE - Seeks to achieve the highest current income consistent with low risk to principal and liquidity through investment in a diversified group of short to intermediate term debt securities with average maturity of less than five years. (Adviser: Neuberger & Berman)

13. FIXED INCOME ALTERNATIVE (previously labeled Government Income Portfolio Alternative) - Seeks to provide investors with an above average total return relative to the intermediate maturity fixed income market via strategic shifts in portfolio duration and value investing. (Adviser: Morgan Stanley as of 1/1/98)

14. HIGH YIELD ALTERNATIVE (previously labeled High Current Income Portfolio Alternative) - Seeks above average long-term return relative to the high yield fixed income market through diversified investments primarily in below-investment grade corporate bonds selected based on the credit worthiness of the underlying companies. (Adviser: Morgan Stanley as of 1/1/98)

SHORT TERM
----------

15. MONEY MARKET ALTERNATIVE (previously labeled Short Term Portfolio Alternative) - Seeks maximum current income consistent with liquidity and preservation of capital via money market securities. (Adviser: Fidelity Group as of 1/1/98)

You will receive additional information for each of the above Alternatives from the Plan Administrator. The above descriptions are qualified in their entirety by reference to such information.

     You may change your allocation among the various alternatives once during any calendar month. Any change you request by the 25th day of a month will become effective as of the first day of the next calendar month.

     THE VALUE OF THE BENEFIT YOU ULTIMATELY RECEIVE UNDER THE PLAN DEPENDS ON THE RETURNS CREDITED TO YOUR ACCOUNT, BASED ON YOUR SELECTION OF ALTERNATIVES. THERE IS NO GUARANTEED RATE OF RETURN ON YOUR ACCOUNT UNDER THE PLAN.

VESTING

     You will become vested in your account (i) on the fifth anniversary of the date on which you began participating in the Plan (or, in the case of employees who began participating in the Plan as of July 1, 1995, on December 31, 1999),
(ii) on the date of your retirement from IKON or an Employer or from Unisource Worldwide, Inc. ("Unisource") at or after age 60, or (iii) on the date you reach age 65, whichever occurs first, provided that you have remained a full-time employee of IKON, an Employer or Unisource continuously throughout that period. If you leave employment (for any reason other than death or total disability) before you are vested in your account, you will not receive any retirement benefits, but you will receive a lump sum payment equal to the lesser of the balance in your account or the total amount of your deferrals.

DISABILITY BENEFITS

     If your employment with IKON, an Employer or Unisource terminates because of total disability before your benefits have vested, you will automatically become vested as of such date. Your retirement benefits will not begin until the January after you reach age 60, except that you may, in the case of financial hardship, apply to the Committee for an earlier commencement of benefits.

DEATH BENEFITS

     If you die (whether before or after you begin to receive your retirement benefits), your beneficiary will be entitled to receive, in a lump sum, the balance in your account as of the last day of the month following your date of death.

RETIREMENT BENEFITS

     Your retirement benefits will be paid to you in ten annual payments, beginning in January of the year after you reach age 60 or retire from the employ of IKON, an Employer or Unisource, whichever is later. Your retirement benefits will be paid to you as follows:

     *    1/10 of your account balance in year 1,

     *    1/9 of your account balance in year 2,

     *    1/8 of your account balance in year 3,

     *    1/7 of your account balance in year 4,

     *    1/6 of your account balance in year 5,

     *    1/5 of your account balance in year 6,

     *    1/4 of your account balance in year 7,

     *    1/3 of your account balance in year 8,

     *    1/2 of your account balance in year 9, and

     *    the balance in year 10.

You may elect to defer commencement of your benefits to a later date, or to receive your benefits in five or fifteen annual payments (rather than ten), by providing written notice to the Administrator by December 31 of the second year prior to the earliest date on which your benefits would otherwise commence.

CHANGE IN CONTROL

          Upon a Change in Control (as defined in the Plan), the Plan will terminate, and you will receive in a lump sum, the balance in your account as of the last day of the month in which the Change in Control occurs.

USE OF PARTICIPANT PAYMENTS

     IKON currently intends (but is not obligated) to use participant deferrals to purchase life insurance on the lives of participating employees. The obligations of IKON and/or the Employers under the Plan will not be secured in any manner, however, nor will specific assets or funds be set aside for the payment of benefits. A Participant's interest in the Plan or a Participation Agreement may not be assigned, transferred, pledged, encumbered, alienated or charged.

OTHER EMPLOYEE BENEFIT PLANS

     Participation in this Plan does not in any way affect your right to participate in any pension, profit-sharing, incentive, thrift, group health insurance, stock option, termination pay, or similar plan of IKON or an Employer, except that the deferrals will not be included in determining your benefits under any retirement plans qualified under section 401(a) of the Internal Revenue Code. Deferrals under this Plan will be included as compensation for purposes of calculating the level of contributions under IKON's Partners' Stock Purchase Plan.

EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

     The Plan is a "pension plan" as defined in the Employee Retirement Income Security Act of 1974 ("ERISA") and is subject to certain provisions of ERISA, including certain requirements relating to reporting, disclosure, enforcement and claims. The Plan is unfunded for purposes of ERISA. The Plan is not subject to eligibility, participation, vesting, benefit accrual, or plan termination insurance provisions of ERISA.

ADMINISTRATION

     The Plan provides that authority for the administration and interpretation of the Plan will be vested in a Committee selected by the Board of Directors of IKON (the "Committee"). The Board of Directors may at any time change the membership of the Committee.

     The Committee will from time to time appoint a Plan Administrator who will be responsible for the general administration of the Plan under the policy guidance of the Committee. Walter J. Hope, Jr., Director-Risk Management of IKON, P.O. Box 834, Valley Forge, PA 19482-0834 has been selected as the Plan Administrator, and the agent for service of process under the Plan. A new Administrator may be appointed by the Committee at any time.

     The Plan's fiscal year is January 1 - December 31.  Its Plan number is 301.

     All expenses incurred in administering the Plan will be paid by IKON and none will be paid by the Plan participants.

CLAIMS PROCEDURE

     If at any time the Plan Administrator denies your written claim for any benefit to which you believe you are entitled under the Plan, the Plan Administrator will send you written notice within 90 days (or 180 days under special circumstances) of the date on which you filed your claim. This notice will (a) explain the specific reason or reasons for the denial of your claim,
(b) refer to the specific Plan provision on which the denial is based, (c) describe any additional information required in order to obtain a favorable determination of your claim and explain why this information is necessary, and
(d) explain the steps to be taken if you wish to submit your claim for review.

     If you wish to appeal a denied claim, you must, within 60 days of receiving your notice of denial, petition the Committee for a review. All petitions for review must be made in writing on forms supplied by IKON. The Committee will render a written decision within 60 days (or 120 days under special circumstances) after receiving your petition.

     You must follow the claims procedure described above before you can consider legal action against IKON. Naturally, both you and IKON will want to avoid legal action. Should you feel legal action is necessary, however, any summons or other legal process should be served on the agent named on page 6.

TAX CONSEQUENCES

     The following discussion is intended to provide general information under current federal law concerning the tax consequences of the Plan to the Plan participants and to IKON and its Employers. It does not provide information about the tax consequences under any state or local law which may be applicable to the transactions described herein. Because the consequences under federal, state and local law may vary with each employee and may materially affect an employee's decisions with respect to the Plan, you should seek competent advice from legal or other counsel. There may also be changes in the law subsequent to the date hereof which affect the tax consequences of the Plan or which cause IKON to terminate the Plan in accordance with its terms.

     The Plan is not a qualified Plan under section 401(a) of the Internal Revenue Code of 1986, as amended.

     1.   YEARS OF DEFERRAL

     An effective election to defer compensation otherwise payable in a taxable year will remove the amount so deferred from the taxable income of the participant for such year for federal income tax purposes. Neither IKON nor an Employer will be permitted a current federal income tax deduction for any amounts deferred under the Plan.

     Amounts deferred will generally be subject to taxes imposed under the Federal Insurance Contributions Act ("FICA") or the Federal Unemployment Tax Act ("FUTA") in the year of deferral.

     2.   YEARS OF PAYMENT

     Retirement benefits (or lump sum payments) will be taxable income to the participant or a beneficiary in the year in which such benefits (or lump sum payments) are received. Such benefits will generally not be subject to taxes imposed under FICA or FUTA, but are subject to federal income tax withholding requirements. IKON or an Employer will generally be permitted a federal income tax deduction for the year in which such benefits are paid.

                          IKON OFFICE SOLUTIONS, INC.

                        1994 DEFERRED COMPENSATION PLAN
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1998)


     A. PURPOSE. The purpose of the IKON Office Solutions, Inc. 1994 Deferred Compensation Plan is to permit certain eligible employees of IKON Office Solutions, Inc. and its affiliated companies to defer a portion of their compensation and to participate in a program under which they are provided supplemental income after their retirement. The program is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees.

     2. DEFINITION. Unless the context otherwise requires, the following words as used herein shall have the following meanings:

          (a) "Administrator" shall mean the person or persons so designated and acting under Paragraph 16 hereof.

          (b) "Affiliated Employer" shall mean any domestic corporation of which IKON (directly or through any subsidiary) owns 80% or more of the outstanding voting stock.

          (c) "Compensation" shall mean all salaries, bonuses, commissions and incentive compensation from IKON or an Affiliated Employer, but shall not include company contributions under IKON's Partners' Stock Purchase Plan or the IKON Retirement Savings Plan or any fringe benefits.

          (d) "Effective Date" shall mean January 1, 1998, the effective date of this amended and restated Plan. The rights of a Participant whose participation in the Plan commenced prior to the Effective Date and who remains a Participant on the Effective Date shall be governed by the terms of the amended and restated Plan as set forth herein.

          (e) "Employer" shall mean IKON or an Affiliated Employer or Unisource Worldwide, Inc.

          (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (g) "IKON" shall mean IKON Office Solutions, Inc., an Ohio corporation, formerly known as Alco Standard Corporation.

          (h) "Participant" shall mean any person employed by an Employer who is eligible, and who has elected, to participate in the Plan.

          (i) "Participation Agreement" shall mean the agreement executed by each Participant and IKON or an Affiliated Employer, as the case may be, setting forth certain information relating to the Participant's participation in the Plan.

          (j) "Plan" shall mean the IKON Office Solutions, Inc. 1994 Deferred Compensation Plan, as amended from time to time.

          (k) "Plan Year" shall mean the period beginning on January 1 and ending on December 31 of each year.

          (l) "Total Disability" shall mean a total disability as defined in the long term disability plan adopted by the Participant's Employer (or, if the Participant's Employer does not have such a plan, the long term disability plan of IKON).

     3. PARTICIPATION. Any person who (a) is employed by IKON or an Affiliated Employer on a full-time basis, (b) is "highly compensated" (employees who received, or who reasonably expect to receive, Compensation from IKON or an Affiliated Employer in excess of $110,000 in the calendar year immediately preceding the date on which the Participant begins to participate in the Plan are considered "highly compensated" for purposes of the Plan) or has been designated by IKON as a "Partner" and (c) is a United States taxpayer, shall be eligible to participate herein. In addition, other persons who satisfy conditions (a) and (c) of the foregoing sentence shall be eligible to participate in the Plan if selected by the Chief Executive Officer or Chief Financial Officer of IKON. A person eligible under this Paragraph 3 shall become a Participant by executing a Participation Agreement and such other forms as may be required by the Administrator.

     4. DEFERRAL OF COMPENSATION. Prior to the Effective Date and prior to the beginning of each Plan Year during the term of the Plan, an employee of IKON or an Affiliated Employer who meets the eligibility requirements of Paragraph 3 may irrevocably elect to defer or forgo a portion of his Compensation for each of the next five Plan Years (or, if less, for each of the Plan Years while he is an active employee of IKON or an Affiliated Employer). The amount of the deferral for each Plan Year may vary, subject to the minimum and maximum limitations set forth below.

          The amount of salary and/or annual bonus (stated as a dollar amount or as a percentage in the case of deferrals from a Participant's annual bonus) to be deferred for the first Plan Year shall be designated on the Participant's Participation Agreement, subject to the minimum and maximum limitations set forth below. For each of the next four Plan Years after a Participant's initial deferral election (or, if less, for each Plan Year while he is an active employee of IKON or an Affiliated Employer), the Participant will be given the opportunity, prior to the beginning of each Plan Year, to elect the amount of Compensation to be deferred, subject to the minimum and maximum limitations set forth below. For each Plan Year, the amount of a Participant's deferrals from salary may be no less than $3,000 and the aggregate amount of a Participant's deferrals from salary and annual bonus may be no more than $100,000. In the event that a Participant fails to specify the amount to be deferred in any Plan Year, he shall be deemed to have elected to defer $3,000 of salary for such Plan Year. The Administrator shall have the right to waive the future deferral obligation for a Participant who has suffered an unforseeable emergency.

     The amount to be deferred for a Plan Year will be deducted from the Participant's Compensation otherwise payable by IKON or an Affiliated Employer, in substantially equal installments during the applicable deferral period in the case of deferrals from salary, and in a lump sum in the case of deferrals from annual bonuses.

     5. INVESTMENT ACCOUNTS. Amounts deferred by a Participant pursuant to Paragraph 4 will be credited to an account established by IKON in the name of the Participant. A Participant's account will be credited with earnings based on the performance of various investment alternatives selected by the Participant from among those made available by IKON from time to time.

     A Participant may request a change in his allocation among the various investment alternatives once during any calendar month. Any such changes requested by the 25th day of the month will become effective as of the first day of the next calendar month.

     6. VESTING. A Participant shall vest in the benefits to be provided hereunder (i) on the fifth anniversary of the date of his initial participation in the Plan (or, in the case of Participants whose participation in the Plan began as of July 1, 1995, on December 31, 1999), (ii) on the date of his retirement from an Employer at or after age 60, or (iii) on the date that he attains age 65, whichever shall first occur, provided the Participant has been a full-time employee of an Employer for the entire period.

     A Participant who incurs a Total Disability while still employed by an Employer shall become immediately vested in the benefits to be provided hereunder (as described in Paragraph 8, below).

     Each other Participant whose employment with an Employer terminates prior to vesting (other than on account of death, as described in Paragraph 7, below) shall be entitled to receive, in a lump sum payment, an amount equal to the lesser of (i) the Participant's deferrals to the date of termination, without interest, or (ii) the value of the Participant's account as of the last day of the calendar month coincident with or next following the date of termination. No other benefits shall be payable under the Plan to such Participant.

     7. DEATH BENEFITS. If a Participant dies (whether before or after he begins to receive benefit payments), his beneficiary shall be entitled to receive, in a lump sum payment, the value of the Participant's account as of the last day of the calendar month coincident with or next following the Participant's date of death.

     8. DISABILITY BENEFITS. If a Participant incurs a Total Disability while still employed by an Employer, he shall be entitled to receive the benefits described in Paragraph 9, which shall commence in the January following the year in which he attains age 60. A Participant who has incurred a Total Disability may begin to receive benefits before reaching age 60 if the Committee (as defined in Paragraph 16) determines, upon application by the Participant, that the

Participant has a financial hardship that cannot reasonably be relieved by use of other resources available to him.

     9. AMOUNT AND TIMING OF BENEFIT PAYMENTS. Except as otherwise provided in Paragraphs 6, 7 and 8, payment of benefits under the Plan shall be paid in ten annual payments and shall commence in the January following the later of the Participant's attaining age 60 or the Participant's retirement from the employ of an Employer, unless the Participant has notified the Administrator, in writing, by December 31 of the second year prior to such date, of his election to defer commencement of such benefits until a later date or his election to receive benefits in five or fifteen annual payments.

          A.   TEN PAYMENTS.  If the Participant's benefits are to be paid to
               ------------
him in ten annual payments, such payments shall be made as follows:

          (a) 1/10 of the value of his account as of the preceding December 31 in the first year.

          (b) 1/9 of the value of his account as of the preceding December 31 in the second year .

          (c) 1/8 of the value of his account as of the preceding December 31 in the third year.

          (d) 1/7 of the value of his account as of the preceding December 31 in the fourth year.

          (e) 1/6 of the value of his account as of the preceding December 31 in the fifth year.

          (f) 1/5 of the value of his account as of the preceding December 31 in the sixth year.

          (g) 1/4 of the value of his account as of the preceding December 31 in the seventh year.

          (h) 1/3 of the value of his account as of the preceding December 31 in the eighth year.

          (i) 1/2 of the value of his account as of the preceding December 31 in the ninth year.

          (j)  All amounts remaining in his account in the tenth year.

          B.   FIVE PAYMENTS.  If the Participant elects (in accordance with the
               -------------
procedure specified herein) to have his benefits paid in five annual payments, such payments shall be made as follows:

          (a) 1/5 of the value of his account as of the preceding December 31 in the first year.

          (b) 1/4 of the value of his account as of the preceding December 31 in the second year .

          (c) 1/3 of the value of his account as of the preceding December 31 in the third year.

          (d) 1/2 of the value of his account as of the preceding December 31 in the fourth year .

          (e)  All amounts remaining in his account in the fifth year.

          C.   FIFTEEN PAYMENTS.  If the Participant elects (in accordance with
               ----------------
the procedure specified herein) to have his benefits paid in fifteen annual payments, such payments shall be made as follows:

          (a) 1/15 of the value of his account as of the preceding December 31 in the first year.

          (b) 1/14 of the value of his account as of the preceding December 31 in the second year.

          (c) 1/13 of the value of his account as of the preceding December 31 in the third year.

          (d) 1/12 of the value of his account as of the preceding December 31 in the fourth year.

          (e) 1/11 of the value of his account as of the preceding December 31 in the fifth year.

          (f) 1/10 of the value of his account as of the preceding December 31 in the sixth year.

          (g) 1/9 of the value of his account as of the preceding December 31 in the seventh year.

          (h) 1/8 of the value of his account as of the preceding December 31 in the eighth year.

          (i) 1/7 of the value of his account as of the preceding December 31 in the ninth year.

          (j) 1/6 of the value of his account as of the preceding December 31 in the tenth year.

          (k) 1/5 of the value of his account as of the preceding December 31 in the eleventh year.

          (l) 1/4 of the value of his account as of the preceding December 31 in the twelfth year.

          (m) 1/3 of the value of his account as of the preceding December 31 in the thirteenth year.

          (n) 1/2 of the value of his account as of the preceding December 31 in the fourteenth year.

          (o)  All amounts remaining in his account in the fifteenth year.

     10. BENEFICIARY DESIGNATION. A Participant shall designate in his Participation Agreement the beneficiary or beneficiaries who shall, in the event of his death, receive the benefits payable in accordance with Paragraph 7. This designation may be amended in writing and filed with the Administrator from time to time by the Participant. In the event that there is no effective beneficiary designation when such benefits are payable, payments shall be made to the members of the first surviving class of the Participant in the following priority:

          (a)  spouse;

          (b) the living children (including adopted children) in equal amounts;

          (c)  estate.

     11. INCAPACITY OF RECIPIENT. Any payment required to be made under the Plan to a person who is under a legal disability may be made to or for the benefit of such person in such of the following ways as the Administrator shall determine:

          (a)  to such person;

          (b)  to the legal representatives of such person;

          (c)  to a near relative of such person to be used for his benefit; or

          (d) to pay the expenses of support, maintenance or education of such person.

     The Administrator shall not be required to see to the application by any third party of payments made pursuant to this Paragraph 11.

     12. RESPONSIBILITY FOR PAYMENT. All benefits under the Plan shall be paid by IKON. IKON may, in its sole discretion, determine the manner in which it shall finance its obligation to pay such benefits.

     13. NON-ASSIGNMENT. Except as hereinafter provided with respect to marital or family support disputes, no amount payable under the Plan shall be subject to assignment, transfer, sale, pledge, encumbrance, alienation or charge by the Participant or any beneficiary. Any attempt to assign, transfer, sell, pledge, encumber, alienate or charge any amount hereunder shall be without effect. In cases of marital or family support disputes, the Administrator will observe the terms of the Plan unless and until ordered to do otherwise by a state or federal court. As a condition of participation in the Plan, the Participant shall agree to hold the Employer harmless from any claim that arises out of obeying an order of any state or federal court with respect to marital or family support disputes, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court.

     14. NO FUNDING. IKON shall not segregate or physically set aside any funds or assets as a result of this Plan. Neither a Participant, nor his beneficiary, nor any other person shall be deemed to have, pursuant to this Plan, any property interest, legal or equitable, in any specific asset of IKON or an Employer. To the extent that any person acquires any right to receive benefits under this Plan or a Participation Agreement, such right shall be no greater than, nor shall it have any preference or priority over, the rights of any unsecured general creditor of IKON or an Affiliated Employer.

     15. OWNERSHIP OF LIFE INSURANCE POLICIES. IKON may, but is not obligated to, purchase life insurance policies to assist it in meeting its obligation to pay benefits under the Plan. IKON will retain all incidents of ownership in such policies.

     As a condition of participation in the Plan, the Participant shall agree that IKON or an Affiliated Employer may, at their expense, purchase life insurance on the life of the Participant.

     16. ADMINISTRATION. The Plan shall be administered by a Committee selected from time to time by the Board of Directors of IKON (the "Committee"). The Committee shall select an Administrator from time to time to administer the Plan under the general policy guidance of the Committee. The Administrator shall be one or more persons who shall be responsible for:

          (a)  maintaining any records necessary in connection with the Plan;

          (b)  making calculations under the Plan;

          (c)  interpreting the provisions of the Plan; and

          (d)  otherwise administering the Plan in accordance with its terms.

     17. CLAIMS PROCEDURES. At any time the Administrator makes a determination adverse to a Participant or beneficiary with respect to a claim for benefits or participation under the Plan, the Administrator shall notify the claimant in writing of such determination, setting forth:

          (a)  the specific reason for such determination;

          (b) a reference to the specific provision or provisions of the Plan on which such determination is based;

          (c) a description of any additional material or information necessary to perfect the claim, and an explanation of the reason that such material is required; and

          (d) an explanation of the rights and procedures set forth in this Paragraph 17.

     A person who receives notice of an adverse determination by the Administrator with respect to a claim may request, within 60 days of receipt of such notice, that the Committee review the Administrator's determination. This request may be made on behalf of a claimant by a duly authorized representative. The claimant or representative may review pertinent documents and submit issues and comments with respect to the controversy to the Committee. The Committee shall render a decision within 60 days of a request for review (or within 120 days under special circumstances), which decision shall be in writing and shall set forth the specific reasons for the decision reached and the specific provisions of the Plan on which the decision is based. A copy of the ruling shall be forwarded to the claimant.

     18. EMPLOYEE BENEFIT PLANS. This Plan shall not in any way affect a Participant's right to participate in any pension, profit-sharing, incentive, thrift, group health insurance, stock option, termination pay or similar plan of an Employer, which is now in effect or may hereafter be adopted, to the extent that the Participant is entitled to participate under the applicable terms and provisions of such plan, except that the amounts deferred herein shall not be included in determining a Participant's benefits under any retirement plans qualified under section 401(a) of the Internal Revenue Code. Deferrals under this Plan will be included as compensation for purposes of calculating the level of contributions under IKON's Partners' Stock Purchase Plan.

     19. AMENDMENT. The Board of Directors of IKON shall have the power to amend this Plan at any time; provided, however, that, except as set forth in Paragraph 20 and/or Paragraph 21, no amendment or termination of the Plan shall have a material adverse effect upon a Participant unless he consents to such amendment or termination in writing.

     20. TERMINATION. This Plan shall remain in effect until termination by the Board of Directors of IKON. The Board of Directors of IKON shall have the right to terminate the Plan in its entirety, and not in part, at any time it determines that proposed or pending tax law changes or other events cause, or are likely in the future to cause, the Plan to have an adverse financial impact upon IKON. In such event, IKON shall have no liability or obligation under the Plan or the Participant's Participation Agreement (or any other document), provided that IKON distributes to each Participant, in a lump sum payment, the value of his account, valued as of the end of the month in which such termination occurs.

     21. ACCELERATION. IKON shall have the right at any time to (a) accelerate the vesting of benefits to be provided under the Plan or (b) cause the payment of all amounts thereafter due to a Participant to be paid in a single lump sum or in such other accelerated manner as IKON shall deem appropriate. The amount of any lump sum payment shall be the value of a Participant's account, valued as of the end of the month following IKON's determination to accelerate benefits. If IKON accelerates the payment of benefits to more than 70% of all Participants pursuant to this provision, it must accelerate the payment of benefits to all Participants under the Plan in a comparable manner.

     22. CHANGE IN CONTROL. In the event of a Change in Control (as defined below), the Plan shall terminate, and the Participant shall receive, in a lump sum payment, the value of his account, valued as of the end of the month in which such Change in Control occurs.

          For purposes of this Plan, the term "Change in Control" shall mean any of the following events:

               (A) any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the then outstanding shares of IKON common stock; or

               (B) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on September 30, 1997, constituted the Board and any new director whose appointment or election by the Board or nomination for election by IKON's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on September 30, 1997 or whose appointment, election or nomination for election was previously so approved; or

               (C) IKON consolidates with, or merges with or into, any other Person (other than a wholly owned subsidiary of IKON), or any other Person consolidates with, or merges with or into, IKON, and, in connection therewith, all or part of the outstanding shares of common stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

               (D) a transaction or series of transactions in which, directly or indirectly, IKON shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow of IKON and its subsidiaries (taken as a whole) to any other Person or group of Persons.

          Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of IKON common stock immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion in an entity which owns all or substantially all of the assets of IKON immediately following such transaction or series of transactions.

          The term "Person" in the foregoing definition shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) IKON or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act),
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of IKON or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of IKON in substantially the same proportions as their ownership of IKON stock.

     23.  MISCELLANEOUS.

          (a) The existence of this Plan and the Participation Agreements hereunder, and any actions undertaken pursuant hereto, shall not confer upon the Participant any right to continued employment by any Employer.

          (b) This Plan shall be administered under and in accordance with the laws of the Commonwealth of Pennsylvania, in which IKON's principal place of business is located.

          (c) The terms of this Plan and the Participation Agreements and other documents executed in accordance herewith shall be binding upon IKON, its successors and assigns, and each Participant, his heirs and legal representatives.

          (d) Any taxes imposed on a Participant shall be the sole responsibility of the Participant. Employers shall have the right to deduct from any benefits payable under the Plan any federal, state or local taxes required to be deducted or withheld from such benefits.

          (e) No expenses of administering the Plan shall be charged against the Participants or their benefits hereunder.

          (f) As used herein, the singular shall include the plural, the masculine shall include the feminine, and vice versa.